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                                                                       Exhibit 2

                          AMENDMENT TO RIGHTS AGREEMENT

     Amendment, dated as of August 12, 2002 (this "Amendment"), between Wells Fargo & Company, a Delaware corporation formerly known as Norwest Corporation (the "Company"), and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the "Rights Agent").

     WHEREAS the Company desires to amend clause (i) of section 7(a) of the Agreement, dated as of October 21, 1998, between the Company and the Rights Agent (the "Rights Agreement").

     WHEREAS as of the date hereof there is not an Acquiring Person (as defined in the Rights Agreement).

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained in the Rights Agreement and in this Amendment, the parties agree as follows:

     1. Clause (i) of section 7(a) of the Rights Agreement is amended in its entirety to read as follows:

          (i) the Close of Business on August 12, 2002 (the "FINAL EXPIRATION DATE"),

     2. This Amendment shall constitute an amendment to the Rights Agreement as provided in Section 27 thereof. Except as specifically amended herein, the Rights Agreement remains in full force and effect.

     3. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely with such state.

     4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written. WELLS FARGO & COMPANY


                                        By /s/ Richard M. Kovacevich
                                           ---------------------------
                                           Richard M. Kovacevich
                                           Chairman, President and
                                           Chief Executive Officer


                                        MELLON INVESTOR SERVICES LLC

                                        By /s/ Ronald Lug
                                           ---------------------------
                                           Ronald Lug
                                           Its Vice President